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THE ST JOE COMPANY
SUPPLEMENTAL CALCULATION OF SELECTED CONSOLIDATED FINANCIAL DATA
EXHIBIT 99.01
(DOLLARS IN THOUSANDS)



THE FOLLOWING TABLE CALCULATES EBITDA (GROSS AND NET):

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

                                                                 Three           Three            Six             Six
                                                                 Months          Months          Months          Months
                                                                 Ended           Ended           Ended           Ended
                                                                June 30,        June 30,        June 30,        June 30,
                                                                  1999            1998            1999            1998
                                                                --------        --------        --------        --------
Income from continuing and discontinued operations before
income taxes and minority interest                              $ 17,919        $ 23,490        $ 47,163        $ 40,855
Additions:
  Depreciation and amortization                                   10,991           8,811          22,105          17,328
  Interest expense                                                 1,054              57           1,301             143
Deductions:
  Gain on sales of nonoperating assets                              (225)           (217)           (258)           (531)
                                                                --------        --------        --------        --------

EBITDA, Gross                                                     29,739          32,141          70,311          57,795

Less minority interest percentages:
  Income before income taxes                                      (2,567)         (8,098)        (14,448)        (14,155)
  Depreciation and amortization                                   (3,553)         (3,131)         (6,923)         (6,191)
  Interest expense                                                   (24)            (26)            (64)            (65)
  Gain on sales of nonoperating assets                              (343)             72            (367)           (103)
                                                                --------        --------        --------        --------

EBITDA, Net                                                     $ 23,252        $ 20,958        $ 48,509        $ 37,281

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